Exhibit 99.1 © 2023 Wells Fargo Bank, N.A. All rights reserved. For public use. NR-06-2021 Wells Fargo News Release | April 13, 2023 Saul Van Beurden named CEO of Consumer & Small Business Banking for Wells Fargo; Mary Mack to retire; Tracy Kerrins named head of Technology SAN FRANCISCO – April 13, 2023 – Wells Fargo & Company (NYSE: WFC) today announced that Mary Mack will retire from the company this summer and Saul Van Beurden, head of Technology at Wells Fargo, will succeed Mack as CEO of Consumer & Small Business Banking (CSBB), effective May 15. Van Beurden will continue to report to CEO Charlie Scharf and will continue to serve on the company’s Operating Committee. Tracy Kerrins, current head of Consumer Technology, will become head of Technology for the company, reporting to Scharf and serving on the company’s Operating Committee. “Mary has spent her entire career at Wells Fargo, which spans nearly four decades. She has led Consumer & Small Business Banking for the past seven years, leading through a significant amount of change, including defining a new path forward for the business. I can think of few Wells Fargo colleagues who have done as much for our company – and who have been as visible in the communities that we serve – over such a long period of time,” said Scharf. Since 2016, Mack has led the transformation of the company’s retail bank branch network. Prior to that she served as president and head of Wells Fargo Advisors. Over her tenure with Wells Fargo, Mack held a variety of leadership positions in consumer banking, brokerage, commercial banking and corporate and investment banking. Mack said, “It has been an honor working alongside so many talented people over the course of my career – all focused on helping our customers achieve their financial hopes and dreams. The Consumer & Small Business Banking leadership team is incredibly strong and focused on continuing to improve the experiences our customers have with Wells Fargo, which affirms that this is the right time to retire. I am grateful to everyone who has been a part of my journey over the years.” Van Beurden, who has significant experience in retail banking, joined Wells Fargo in 2019 from JP Morgan Chase, where he was the chief information officer for their consumer and community banking division. Prior to his time at JP Morgan, he held senior leadership roles at ING Group, running all of operations and technology for the company’s international retail and direct banks. “Saul is a strong leader, technologist and knows how to run a business, making him the ideal person to lead Consumer & Small Business Banking into the future, building on the strong foundation that Mary has built. CSBB’s branch network will continue to be key to the business, but our customers expect us to provide them with increasingly digitized and seamless banking experiences across all channels. Saul understands this deeply and has consistently proven his ability to convert new ideas into new products and services across Wells Fargo,” said Scharf.

Van Beurden said, “I am excited to have the opportunity to lead Consumer & Small Business Banking. Mary and her leadership team have transformed the organization, and I am excited to continue the work underway while bringing in expertise in technology and data to accelerate the transformation journey.” Kerrins has worked in the technology and finance industries for more than 20 years. Prior to joining Wells Fargo, she led operations and technology for a $24 billion private credit manager and spent roughly 15 years at Bank of America in senior technology roles across various consumer and wholesale businesses. "Tracy has led a series of business-critical initiatives to modernize our technology platforms across Consumer and Small Business Banking, as well as Consumer Lending. She is a strong leader and results-driven,” said Scharf. Kerrins said, “Technology plays a critical role in all we do for our customers and employees. I look forward to advancing the work underway to continue to transform Wells Fargo.” About Wells Fargo Wells Fargo & Company (NYSE: WFC) is a leading financial services company that has approximately $1.9 trillion in assets, proudly serves one in three U.S. households and more than 10% of small businesses in the U.S., and is a leading middle market banking provider in the U.S. We provide a diversified set of banking, investment and mortgage products and services, as well as consumer and commercial finance, through our four reportable operating segments: Consumer Banking and Lending, Commercial Banking, Corporate and Investment Banking, and Wealth & Investment Management. Wells Fargo ranked No. 41 on Fortune’s 2022 rankings of America’s largest corporations. In the communities we serve, the company focuses its social impact on building a sustainable, inclusive future for all by supporting housing affordability, small business growth, financial health, and a low-carbon economy. News, insights, and perspectives from Wells Fargo are also available at Wells Fargo Stories. Additional information may be found at www.wellsfargo.com | Twitter: @WellsFargo Cautionary Statement about Forward-Looking Statements This news release contains forward-looking statements about our future financial performance and business. Because forward-looking statements are based on our current expectations and assumptions regarding the future, they are subject to inherent risks and uncertainties. Do not unduly rely on forward-looking statements as actual results could differ materially from expectations. Forward-looking statements speak only as of the date made, and we do not undertake to update them to reflect changes or events that occur after that date. For information about factors that could cause actual results to differ materially from our expectations, refer to our reports filed with the Securities and Exchange Commission, including the “Forward-Looking Statements” discussion in Wells Fargo’s most recent Quarterly Report on Form 10-Q as well as to Wells Fargo’s other reports filed with the Securities and Exchange Commission, including the discussion under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, available on its website at www.sec.gov. Contact Information Media Jennifer Langan, 213-598-1490 Jennifer.L.Langan@wellsfargo.com or Hilary O’Bryne, 415-715-4958 Hilary.OByrne@wellsfargo.com Investor Relations John Campbell, 415-396-0523 John.M.Campbell@wellsfargo.com

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